Exhibit 3.1
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF

COEUR MINING, INC.
The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation pursuant to Section 242 of the Delaware General Corporation Law (the “Act”), hereby certifies as follows:
FIRST. The name of the corporation (hereinafter called the “Corporation”) is Coeur Mining, Inc.
SECOND. This Certificate of Amendment (the “Certificate of Amendment”) amends provisions of the Corporation’s Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on May 15, 2013 and was amended by the Amendment to the Certificate of Incorporation on May 12, 2015, the Amendment to the Certificate of Incorporation on May 10, 2022 and the Amendment to the Certificate of Incorporation on February 13, 2025 (collectively, the “Certificate of Incorporation”).
THIRD. Article X of the Certificate of Incorporation, which sets forth the Liability of Directors and Officers, is hereby amended and restated in its entirety as follows:
“LIABILITY OF DIRECTORS AND OFFICERS
Section 10.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.
Section 10.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.”
FOURTH. The amendment herein certified has been duly adopted in accordance with Section 242 of the Act.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of May 12, 2026.

COEUR MINING, INC.
Date: May 12, 2026
By: /s/ Mitchell J. Krebs
Name: Mitchell J. Krebs Title: Chairman, President and Chief Executive Officer